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EXHIBIT 11 -- STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES


The following tabulation presents the calculation of primary and fully diluted earnings per common share for the three-month periods ended March 31, 2000 and 1999:



                                                             Three Months Ended
                                                                  March 31,
                                                                  ---------
                                                             2000           1999
                                                          ----------     ----------
Reported net income ...................................   $  487,347     $  586,454
                                                          ==========     ==========

Net income on common shares ...........................   $  487,347     $  586,454
                                                          ==========     ==========

Weighted average common shares outstanding - basic ....    4,455,062      4,410,692
                                                          ==========     ==========

Net income per common share - basic
    Income from continuing operations .................   $     0.11     $     0.13
                                                          ==========     ==========

    Net income ........................................   $     0.11     $     0.13
                                                          ==========     ==========

Weighted average common shares outstanding - diluted ..    4,662,811      4,520,569
                                                          ==========     ==========

Net income per common share - diluted
    Income from continuing operations .................   $     0.10     $     0.13
                                                          ==========     ==========

    Net income ........................................   $     0.10     $     0.13
                                                          ==========     ==========



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